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                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


Name of Subsidiary                          Place of Incorporation
------------------                          ----------------------
IRIS Medical Instruments, Inc.              California

Light Solutions Corporation                 California

IRIDEX Foreign Sales Corporation            Barbados